SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

April 10, 2003

Date of Report (Date of earliest event reported)

PepsiCo, Inc.

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

1-1183	13-1584302
(Commission File Number)	(IRS Employer Identification No.)

700 Anderson Hill Road, Purchase, New York 10577

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (914) 253-2000

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

99.1	Press Release issued by PepsiCo, Inc. dated, April 10, 2003.

99.2	Letter to shareholders and investors, dated April 10, 2003.

99.3	Financial schedules.

Item 9.	Regulation FD Disclosure.

The information contained in this report is furnished pursuant to Item 12. Results of Operations and Financial Condition.

The information contained in Exhibits 99.1, 99.2 and 99.3 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2003	PepsiCo, Inc.

	By:	/S/ THOMAS H. TAMONEY, JR.

Thomas H. Tamoney, Jr. Vice President and Associate General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release issued by PepsiCo, Inc., dated April 10, 2003.

99.2	Letter to shareholders and investors, dated April 10, 2003.

99.3	Financial schedules.